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                                                                   Exhibit 10.18

                              AGREEMENT OF SUBLEASE

         This Agreement of Sublease ("Agreement") is made this 1st day of December 1999, by and between XL Vision, Inc., a Delaware corporation, ("Sublessor"), and eMerge Interactive, Inc., a Delaware corporation, ("Sublessee").

                                   BACKGROUND

         A. By that certain Lease dated June 30, 1999 (the "Lease"), between XL Realty, Inc. ("Landlord"), as landlord, and Sublessor, as tenant, Sublessor leased from Landlord the premises consisting of approximately 63,000 square feet (the "Premises") in the building (the "Building") located at 10315 102nd Terrace, Sebastian, Florida, 32958, Indian River County (the "Property"), as more particularly described in the Lease, at the rental and upon the terms and conditions set forth in the Lease.

         B. Sublessor desires to sublease a portion of the Premises to Sublessee, consisting of approximately 17,073 square feet of space of the Premises, along with the parking area immediately adjoining the Building ("Subleased Premises"), upon the terms and conditions set forth herein.

         Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings established the Lease.

         NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto, intending to be legally bound hereby, do covenant and agree as follows:

         1. Sublessor's Representations. In order to induce Sublessee to enter into this Sublease, Sublessor represents and warrants to Sublessee that: (a) the Lease comprises the entire understanding and agreement of Landlord and Sublessor with respect to the Premises, (b) neither Landlord nor Sublessor is in default under the Lease, and there exists no state of facts and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Sublessor under the Lease, and (c) the Premises are in good condition and repair and Sublessor is not aware of the need to repair any part of the Premises.

         2. Sublease. Sublessor hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, the Subleased Premises for the period commencing December 1, 1999 ("Commencement Date") and ending on November 30, 2000 ("Expiration Date") upon the terms and conditions set forth herein and at all times subject to the Lease. Sublessee, for the benefit of Sublessor and Landlord, hereby agrees that the Lease is incorporated herein by reference, and Sublessee agrees further to be bound by all of the terms, covenants and conditions on the part of "Tenant" to be done, performed and observed under the Lease with respect to the Subleased Premises. Notwithstanding the Expiration Date established in the preceding sentence, this
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Agreement shall, unless Landlord elects otherwise, terminate immediately upon the termination or expiration of the Lease.

         3. Rent. Sublessee shall pay Sublessor an annual rental equal to $5.71 per square foot times the rentable area of the Subleased Premises, in equal monthly installments of Eight Thousand One Hundred Twenty Four Dollars ($8,124.00), in advance, on the first day of each month during said term, at the office of Sublessor or such other place as Sublessor may designate, without any set off, counterclaim or deduction whatsoever, except that Sublessee shall pay the first monthly installment, pro-rated for the partial month, if any, upon the execution hereof.

         4. Operating Expenses. Sublessee's portion of the common area maintenance charges and operating expenses charged by Landlord to the Sublessor shall be 27.1% ("Sublessee's Share of the Premises"). The actual amount owed by Sublessee shall be obtained by applying Sublessee's Share of the Premises to the common area maintenance charges and operating expenses payable by Sublessor under the Lease, and Sublessee shall pay the resulting amounts to the Sublessor within ten (10) business days after the date that the Sublessor sends a bill therefor to Sublessee. The bill will include a copy of the invoice or other statement, if any, received from Landlord..

         5. Use. Sublessee shall use and occupy the Subleased Premises for general office uses and as an industrial facility including design, engineering, manufacturing, storage and distribution of Sublessee's products, and for no other purposes.

         7. Services. Sublessee shall look solely to Sublessor for all services to be rendered to Sublessee under the Lease as if Sublessee were "Tenant" and Sublessor were "Landlord" under the terms of the Lease. Sublessor agrees to perform all obligations of Landlord under the Lease for the benefit of Sublessee. Landlord shall have no liability to Sublessee, and Sublessee agrees that it shall have no rights against Landlord, by reason of this Agreement.

         8. Insurance.

                  (a) Notwithstanding anything herein to the contrary, to the extent that either party is required by the provisions of this Agreement or the Lease to carry insurance, each party hereto hereby releases the other party, its directors, officers, agents, employee and servants to the extent of the releasing party's actual recovery under its insurance policies, from any and all liability or responsibility to it or anyone claiming by, through or under it or them by way of subrogation or otherwise, for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligent or intentionally tortious act or omission of the other party, its agents or employees.

                  (b) Each insurance policy that either party is required or authorized to carry hereunder shall contain a clause that the release provided herein shall not affect the policy. Each
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insurance policy that either party is required to carry hereunder shall contain a waiver of any right of subrogation against the other party. Sublessor and Sublessee hereby waive any right of subrogation against each other on behalf of any and all insurers providing insurance required by the terms hereof.

                  (c) Sublessee, at its sole expense, shall maintain for the benefit of Sublessor and Landlord, such policies of insurance (and in such form) as are required by the Lease with respect to the Subleased Premises, which policies shall be reasonably satisfactory to Sublessor and Landlord as to coverage and insurer. Each such policy shall name Sublessor and Landlord as additional insured parties.

         9. Hold Harmless. Neither Sublessor nor Sublessee shall do or cause to be done, or suffer or permit any act or thing to be done, which may cause the Lease or the rights of Sublessor or Sublessee to be canceled, terminated, forfeited or prejudiced or which may make the other party liable for any damages, claims, fines, penalties, costs or expenses thereunder. Each of the Sublessor and Sublessee shall indemnify and save harmless the other from all suits, actions, judgments, damages, claims, liabilities, awards, losses, fines penalties, costs, charges and expenses, including attorneys fees, that either may sustain by reason of the other's failure to perform the terms of this Agreement or the Lease or by reason of the breach by the other of any of the terms, covenants or conditions of this Agreement or the Lease except those arising out of the negligent acts or omissions of the party being indemnified.

         10. Defaults. The provisions of the Lease relating to defaults and remedies are incorporated herein by reference as a separate paragraph of this Agreement and, for purposes of determining the parties' defaults and remedies hereunder, said provisions shall apply between Sublessor and Sublessee reading "Landlord" to mean Sublessor and "Tenant" to mean Sublessee.

         11. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing signed by the parties hereto.

         14. Notices. Whenever it shall be necessary or desirable for either party to this Agreement to serve any notice or demand on the other party, such notice or demand shall be served by certified mail, return receipt requested, or by overnight courier (such as Federal Express), next day delivery. Each party shall provide to the other copies of all notices received by each from Landlord.

         15. Amendments. No amendments shall be made to this Agreement without the prior written approval of Landlord in accordance with the terms of the Lease.

         16. Counterparts.  This Amendment may be executed in counterparts.
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         IN WITNESS WHEREOF, Sublessor and Sublessee have executed this
Agreement of Sublease as of the date first above written.

                                            SUBLESSOR:

                                            -----------------------------------


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

         (Corporate Seal)

                                            Attest:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                            SUBLESSEE:

                                            -----------------------------------


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

         (Corporate Seal)

                                            Attest:
                                                   ----------------------------
                                                   Name:
                                                   Title: